EXHIBIT 23(b)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 23, 1997 relating to the financial statements of Telephone Access, Inc. and TelAc, Inc. as of and for the year ended December 31, 1995 as of and for the five months ended December 31, 1994, and as of and for the year ended July 31, 1994, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.
GREEN, HOLMAN, FRENIA AND COMPANY, L.L.P.

Woodbridge, NJ
December 1, 1997